Schedule A
to the Shareholder Servicing Plan

(as amended March 15, 2013 to add WBI Absolute Return Balanced Plus Fund and
WBI Absolute Return Dividend Income Fund)

Series or Fund of Advisors Series Trust
WBI Absolute Return Balanced Fund
WBI Absolute Return Dividend Growth Fund
WBI Absolute Return Balanced Plus Fund
WBI Absolute Return Dividend Income Fund

ADVISORS SERIES TRUST
on behalf of each series of the Trust
listed on Exhibit A

By:           /s/ Douglas G. Hess
Name:      Douglas G. Hess
Title:        President